EXHIBIT (a)(1)(D)

OFFER TO PURCHASE FOR CASH BY

GOOD TIMES RESTAURANTS INC.

OF UP TO 1,413,000 OF ITS OUTSTANDING COMMON SHARES

AT A PURCHASE PRICE OF $4.60 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2021, UNLESS THE TENDER OFFER IS EXTENDED.

August 13, 2021

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Good Times Restaurants Inc., a Nevada corporation (the “Company”), has appointed us to act as the Information Agent in connection with its offer to purchase up to 1,413,000 shares of its common stock, par value $0.001 per share, at a purchase price of  $4.60 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 13, 2021, and in the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer. Unless the context otherwise requires, all references to shares shall refer to the shares of common stock, par value $0.001 per share, of the Company.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at the Company’s expense promptly after the expiration date. The Company reserves the right, in its sole discretion, to increase or decrease the number of shares sought in the tender offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company may increase the number of shares accepted for payment in the tender offer by no more than 2% of the outstanding shares without extending the tender offer.

If the terms and conditions of the Offer have been satisfied or waived and a total of 1,413,000 or fewer shares, or such greater number of shares as we may elect to purchase, subject to applicable law (the “Maximum Purchase Amount”), are validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, we will purchase all shares validly tendered and not validly withdrawn.

If the terms and conditions of the Offer have been satisfied or waived and more than the Maximum Purchase Amount are validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, we will purchase shares in the following order of priority:

•	First, all shares that have been validly tendered (and not validly withdrawn prior to the Expiration Time) by holders of “odd lots” of fewer than 100 shares in the aggregate who comply with all of the odd lot priority requirements set forth in the Offer to Purchase and the Letter of Transmittal;

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•	Second, all other tendered shares (other than conditionally tendered shares for which the condition was not satisfied) validly tendered and not validly withdrawn prior to the Expiration Time, on a pro rata basis if necessary, based on the number of shares tendered by each shareholder, with appropriate adjustments to avoid the purchase of fractional shares, until we have purchased the Maximum Purchase Amount; and

•	Third, only if necessary to permit us to purchase the Maximum Purchase Amount, to the extent feasible, from holders who have validly tendered shares (and not withdrawn them prior to the Expiration Time) subject to a conditional tender and for which the condition was not initially satisfied, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

Therefore, it is possible that the Company will not purchase all of the shares tendered by a shareholder even if such shareholder tenders all of its shares. Shares not purchased because of proration provisions will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Date.

THE OFFER IS NOT CONDITIONED UPON ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Purchase, dated August 13, 2021;

2. The Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions);

3. A letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the tender offer;

4. A Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the Depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date; and

5. A return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2021, UNLESS THE OFFER IS EXTENDED. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY THE COMPANY REGARDLESS OF ANY DELAY IN MAKING PAYMENT.

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The Company will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or any person (other than fees to the Information Agent and Depositary as described in Section 16 of the Offer to Purchase) for soliciting tenders of shares pursuant to the tender offer. The Company will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Company, the Information Agent, or the Depositary for purposes of the tender offer. The Company will pay or cause to be paid all stock transfer taxes, if any, applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

For shares to be tendered properly under the tender offer, (1) the share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received before the Expiration Time by the Depositary at its address set forth on the back cover page of the Offer to Purchase, or (2) the tendering shareholder must comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Shareholders whose certificates for shares are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary before the Expiration Time, or whose shares cannot be delivered before the Expiration Time under the procedure for book-entry transfer may tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

NEITHER THE COMPANY, ITS OFFICERS OR BOARD OF DIRECTORS, THE DEPOSITARY NOR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY SHARES. SHAREHOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, SHOULD CONSULT WITH THEIR OWN FINANCIAL AND TAX ADVISORS, AND SHOULD MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER SHARES, AND, IF SO, HOW MANY SHARES TO TENDER.

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Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, us at our address and telephone number set forth below and on the back cover of the Offer to Purchase. Such copies will be furnished promptly at Purchaser’s expense. Questions or requests for assistance may also be directed to the Information Agent at the address and telephone number set forth below and on the back cover of the Offer to Purchase.

The Information Agent for the Offer is:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Phone: Toll-Free 855-742-8271

Email: reorg@allianceadvisors.com

Very truly yours,

Alliance Advisors, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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